Exhibit 10.32

GUARANTY
THIS GUARANTY (this "Guaranty") is executed as of September 5, 2014 by AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC., a Maryland corporation, and AMERICAN REALTY CAPITAL RETAIL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (whether one or more, together with any permitted successors and assigns, collectively referred to as, "Guarantor"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2014-GC20 (together with its successors and assigns, "Lender").
W I T N E S S E T H
WHEREAS, Lender, as the successor in interest to and assignee of Goldman Sachs Mortgage Company, a New York limited partnership, as the original lender, is the holder of a loan (the "Loan") to SEBRING LANDING, LLC, a Delaware limited liability company ("Original Borrower"), in the original principal amount of $24,400,000.00 (the "Loan Amount"), pursuant to that certain Loan Agreement, dated as of March 6, 2014, by and between Original Borrower and Lender (the "Loan Agreement"); any capitalized terms which are not specifically defined herein shall have the meaning set forth in the Loan Agreement);
WHEREAS, to evidence the Loan, Original Borrower executed and delivered to Lender a promissory note, dated as of March 6, 2014, in the original principal amount of the Loan Amount (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Note");
WHEREAS, pursuant to that certain Assumption and Release Agreement dated as of the date hereof by and among Original Borrower, ARC SSSEBFL001, LLC, a Delaware limited liability company ("Borrower"), DeBartolo Real Estate Investments, LLC, a Florida limited liability company, as the original guarantor, Guarantor, and Lender (the "Assumption Agreement"), Borrower is as of the date hereof assuming the Loan and all of Original Borrower's duties, obligations, responsibilities, and liabilities under the Loan Agreement, the Note, and all other Loan Documents (as defined in the Assumption Agreement) (the "Assumption");
WHEREAS, Lender requires as a condition to consenting to the Assumption that Guarantor agrees to unconditionally guaranty for the benefit of Lender and its successors and assigns, the full and timely payment and performance of the Guaranteed Obligations (as hereinafter defined);
WHEREAS, Guarantor directly and/or indirectly owns an interest in Borrower and will derive substantial economic benefit from the Assumption; and
WHEREAS, Guarantor has agreed to execute and deliver this Guaranty in order to induce Lender to consent to the Assumption.
NOW, THEREFORE, to induce Lender to consent to the Assumption and in consideration of the substantial benefit Guarantor will derive from the Assumption and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Article 1

NATURE AND SCOPE OF GUARANTY
1.1    Guaranty of Obligations.    Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.
1.2    Definitions of Guaranteed Obligations. As used herein, the term "Guaranteed Obligations" means all obligations and liabilities of Borrower pursuant to Section 9.19(b) of the Loan Agreement.
1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the personal recourse obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and, if Guarantor is a natural person, after Guarantor's death, in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs. It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that so long as any portion of the Indebtedness shall be outstanding, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (including, without limitation, the fact that at any time or from time to time the Indebtedness or the Guaranteed Obligations may be increased or reduced) which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or any part of the Note.
1.4    Joint and Several Liability. The obligations and liabilities of each Guarantor, if more than one is specified herein, shall be joint and several.
1.5    Guaranteed Obligations Not Reduced by Set-Off. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature which Borrower, Guarantor or any other Person has or may hereafter have against Lender or against payment of the Indebtedness or the Guaranteed Obligations, whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.

1.6    No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender) to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including, without limitation, to (i) institute suit or otherwise enforce Lender's rights, or exhaust its remedies, against Borrower or any other Person liable on all or any part of the Indebtedness or the Guaranteed Obligations, or against any other Person, (ii) enforce Lender's rights, or exhaust any remedies available to Lender, against any collateral which shall ever have been given to secure all or any part of the Indebtedness or the Guaranteed Obligations, (iii) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Indebtedness or the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.7    Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due thereon to Lender. Amounts not paid within ten (10) business days of the date due hereunder shall accrue interest at the Default Rate, unless such amounts already include interest at the Default Rate pursuant to the terms of the other Loan Documents. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations and may be made from time to time with respect to the same or different Guaranteed Obligations.
1.8    Application of Payments. If, at any time, there is any Indebtedness or obligations of Borrower to Lender which is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or obligations guaranteed by Guarantor.
1.9    Waivers.
(a)    Guarantor hereby assents to all of the terms and agreements heretofore or hereafter made by Borrower with Lender (including, without limitation, the provisions of the Loan Documents) and hereby waives diligence, presentment, protest, demand on Borrower for payment or otherwise, filing of claims, requirement of a prior proceeding against Borrower and all notices (other than notices expressly provided for hereunder or required to be delivered under applicable law), including, without limitation, notice of:
(i)    the acceptance of this Guaranty;
(ii)    the present existence or future incurring of all or any part of the Indebtedness, or any future change to the time, manner or place of payment of, or in any other term of all of any part of the Indebtedness or the Guaranteed Obligations;

(iii)    any amendment, modification, replacement or extension of any of the Loan Documents;
(iv)    the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory note or other documents arising under the Loan Documents or in connection with the Property;
(v)    Lender's transfer, participation, componentization or other disposition of all or any part of the Loan or this Guaranty, or an interest therein;
(vi)    the sale or foreclosure (or posting or advertising for sale or foreclosure), or assignment-in-lieu of foreclosure, of any collateral for the Guaranteed Obligations;
(vii)    any protest, proof of non-payment or default by Borrower, or the occurrence of a breach or an Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Indebtedness or the Guaranteed Obligations;
(viii)    the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Indebtedness or the Guaranteed Obligations, or any part thereof; or (ix) any other action at any time taken or omitted to be taken by Lender generally and any and all demands and notices of every kind in connection with this Guaranty, the other Loan Documents and any other documents or agreements evidencing, securing or relating to the Indebtedness or the Guaranteed Obligations, or any part thereof.
(b)    Guarantor hereby waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby further waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense (other than the defense of timely payment noted below), counterclaim (other than compulsory counterclaims), cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Lender hereunder, except for the defense of the actual timely performance of the Guaranteed Obligations hereunder.
(c)    Guarantor specifically acknowledges and agrees that the waivers made by it in this Section and in the other provisions of this Guaranty are of the essence with respect to the Assumption and that, but for this Guaranty and such waivers, Lender would not consent to the Assumption.
1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates, from the date hereof until 91 days after the Indebtedness is paid in full and the Guaranteed Obligations are satisfied in full (the "Deferral Period"), any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise. Upon the expiration of the Deferral Period, Guarantor may exercise any and all rights referred to in this Section for claims arising before and after the Deferral Period, provided the same does not and would not cause Guarantor to be or result in Guarantor being a "creditor" (as such term is defined in the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101 et seq. and the regulations promulgated thereunder) of Borrower in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the expiration of the Deferral Period.
1.11    Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time all or any part of any payment at any time received by Lender from, or on behalf of; Borrower or Guarantor under or with respect to this Guaranty is held to constitute a Preferential Payment (as defined in Section 4.4), or if Lender is required to rescind, restore or return all or part of any such payment or pay the amount thereof to another Person for any reason (including, without limitation, the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment rescinded, restored or returned, be deemed to have continued in existence notwithstanding such previous receipt by Lender, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to Lender had never been made.
ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS
2.1    Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) or defenses (other than the defense of timely payment) which Guarantor might otherwise have as a result of or in connection with any of the following:
(a)    Modifications. Any change in the time, manner or place of payment of all or any part of the Indebtedness or the Guaranteed Obligations, or in any other term thereof; or any renewal, extension, increase, alteration, rearrangement, amendment or other modification to any provision of any of the Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other Person pertaining to the Indebtedness or the Guaranteed Obligations.

(b)    Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that Lender might extend, grant or give to Borrower, Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Loan Documents.
(c)    Condition of Borrower or Guarantor. Borrower's or Guarantor's voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower's or Guarantor's assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, consolidation, merger arrangement, composition, readjustment or the commencement of any other similar proceedings affecting Borrower or Guarantor or any of the assets of either of them, including, without limitation, (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law or (B) the impairment, limitation or modification of the liability of Borrower, its partners or Guarantor, or of any remedy for the enforcement of Lender's rights, under this Guaranty or any of the other Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court.
(d)    Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty or of any of the Loan Documents, or of any other document or agreement executed in connection with the Indebtedness or the Guaranteed. Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Indebtedness or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Indebtedness or the Guaranteed Obligations, or any part thereof, is ultra vires (iii) the officers or representatives executing the Loan Documents or any other document or agreement executed in connection with the creating of the Indebtedness or the Guaranteed Obligations, or any part thereof, acted in excess of their authority, (iv) the Indebtedness or the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Borrower or Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Indebtedness or the Guaranteed Obligations wholly or partially uncollectible, (vi) the creation, performance or repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Indebtedness or the Guaranteed Obligations, or any part thereof, or executed in connection with the Indebtedness or the Guaranteed Obligations, or given to secure the repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Loan Documents or any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.
(e)    Release of Obligors. Any compromise or full or partial release of the liability of Borrower or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Loan Documents.

(f)    Release of Collateral; Other Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by Lender (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of, or failure to perfect or obtain protection of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness or the Guaranteed Obligations; or the taking or accepting of any other security, collateral or guaranty or other assurance of payment for all or any part of the Indebtedness or the Guaranteed Obligations.
(g)    Offset. Any existing or future right of set-off, offset, claim, counterclaim or defense of any kind or nature against Lender or any other Person, which may be available to or asserted by Guarantor or Borrower.
(h)    Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending; varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Borrower under any of the Loan Documents or Guarantor under this Guaranty.
(i)    Event of Default. The occurrence of any Event of Default or any potential Event of Default under any of the Loan Documents, whether or not Lender has exercised any of its rights and remedies under the Loan Documents upon the happening of any such Event of Default or potential Event of Default.
(j)    Actions Omitted. The absence of any action to enforce any of Lender's rights under the Loan Documents or available to Lender at law, equity or otherwise, to recover any judgment against Borrower or to enforce a judgment against Borrower under any of the Loan Documents.
(k)    Other Circumstances. Any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and Lender that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.
2.2    Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any Indebtedness owed by Borrower to Lender by endorsement or otherwise than under this Guaranty such liability shall not be in any manner impaired or affected by this Guaranty and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees as may heretofore have been or may hereafter be executed and delivered by Guarantor in favor of Lender, whether relating to the obligations of

Borrower under the Loan Documents or otherwise, and nothing herein shall ever be deemed to replace or be in-lieu of any other such previous or subsequent guarantees.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties. To induce Lender to consent to the Assumption, each Guarantor hereby represents and warrants, with respect to itself only, to Lender that, on the date hereof:
(a)    Due Formation, Authorization and Enforceability. Such Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty and the transactions contemplated hereunder. Such Guarantor has taken all necessary (corporate or partnership, as applicable) action to authorize the execution, delivery and performance of this Guaranty and the transactions contemplated hereunder. This Guaranty has been duly authorized, executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against such Guarantor in accordance with its terms.
(b)    Benefit to Guarantor. Such Guarantor hereby acknowledges that Lender would not consent to the Assumption but for the personal liability undertaken by Guarantor under this Guaranty. Such Guarantor (i) is an affiliate of Borrower, (ii) has received, or will receive, direct and/or indirect benefit from the making of the Loan to Borrower and (iii) has received, or will receive, direct and/or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
(c)    Familiarity and Reliance. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral granted, or intended to be granted, as security for the Indebtedness or the Guaranteed Obligations; provided, however, such Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.
(d)    No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor or to any other Person in order to induce such Guarantor to execute this Guaranty.
(e)    Solvency. Such Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Such Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. Such Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render such Guarantor insolvent.
(f)    No Conflicts. The execution and delivery of this Guaranty by such Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) conflict with or violate any Legal Requirements or any governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting such Guarantor or any of its assets or property, (ii) conflict with, result in a material breach of, or constitute a material default (including any circumstance or event which would be a default but for the lack of due notice or lapse of time or both) under any of the terms, conditions or provisions of any of such Guarantor's organizational documents or any agreement or instrument to which such Guarantor is a party (and with respect to any such material breach or material default, would reasonably be expected to materially and adversely change the financial condition of such Guarantor or which would be reasonably expected to materially and adversely affect its performance hereunder or of the transactions contemplated hereunder), or by which such Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any Lien on any of Guarantor's assets or property.
(g)    Litigation. There is no action, suit, proceeding, arbitration or investigation pending or threatened against such Guarantor, by written communication to such Guarantor, in any court or by or before any other Governmental Authority, in each case, which would be reasonably expected to to have consequences that would materially and adversely affect the performance of such Guarantor's obligations and duties under this Guaranty. There are no outstanding or unpaid judgments against such Guarantor.
(h)    Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by such Guarantor of, or compliance by such Guarantor with, this Guaranty or the consummation of the transactions contemplated hereunder, other than those which have been obtained by such Guarantor.
(i)    Compliance. Such Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which would be reasonably expected to materially and adversely affect the operations or financial condition of such Guarantor or would be reasonably expected to have consequences that would materially and adversely affect its performance hereunder.
(j)    Financial Information. All financial data that have been delivered to Lender with regard to such Guarantor (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Guarantor as of the date of such reports in all material respects and (iii) have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as may be explicitly disclosed therein.
(k)    No Defenses. This Guaranty and the obligations of such Guarantor hereunder are not subject to, and such Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.
(l)    Tax Filings. Such Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid, or has made adequate provision for the payment of, all federal, state and local taxes, charges and assessments payable by such Guarantor. Such Guarantor reasonably believes that its tax returns properly reflect the incomes and taxes of such Guarantor for the periods covered thereby.
(m)    No Bankruptcy Filing. Such Guarantor is not and has never been a debtor in any voluntary or involuntary state or federal bankruptcy, insolvency or similar proceeding. Such Guarantor is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws nor the liquidation of its assets or property and such Guarantor does not have any written notice of any Person contemplating the filing of any such petition against it.
(n)    No Change in Facts or Circumstances; Full and Accurate Disclosure. There has been no material adverse change in any condition, fact, circumstance or event, and there is no fact or circumstance presently known to such Guarantor which has not been disclosed to Lender, in each case that would make the financial statements or other documents submitted in connection with the Loan or this Guaranty inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or would be reasonably expected to have consequences that would materially and adversely affect, such Guarantor or its operations or financial condition.
(o)    Embargoed Person. (i) None of the funds or other assets of such Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (ii) no Embargoed Person has any interest of any nature whatsoever in such Guarantor (whether directly or indirectly) and (iii) none of the funds of such Guarantor have been derived from any unlawful activity. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this subsection shall survive in perpetuity.
(p)    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Such Guarantor, and to the best of such Guarantor's knowledge, each Person owning shares, partnership interests, or other interests, as applicable, in such Guarantor: (a) is not currently identified on the OFAC List and (b) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement. Such Guarantor has implemented procedures, and will consistently apply such procedures throughout the term of the Loan and the existence of this Guaranty, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan and the existence of this Guaranty.
(q)    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1    Subordination of Guarantor's Conditional Rights. As used herein, the term "Guarantor's Conditional Rights" shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor's Conditional Rights shall include, without limitation, all rights and claims of Guarantor for subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any security or collateral which Lender now has or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute (including the Bankruptcy Code or any successor or similar statute) or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, against Borrower, as a result of Guarantor's payment of all or any portion of the Guaranteed Obligations or otherwise.
4.2    Liens Subordinate; Standstill. Notwithstanding any other provision of this Guaranty to the contrary, until the payment and performance in full of the Indebtedness, Guarantor hereby agrees that (i) all Guarantor's Conditional Rights and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor's Conditional Rights shall be and remain, at all times, inferior and subordinate in all respects to the payment and performance in full of the Indebtedness and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Indebtedness, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach, (ii) Guarantor shall not be entitled to, and shall not, receive or collect, directly or indirectly, from Borrower or any other Person any amount pursuant to or in satisfaction of any of the Guarantor's Conditional Rights and (iii) Guarantor shall not, without the prior written consent of Lender, (x) exercise or enforce any creditor's right it may have against Borrower in respect of any of the Guarantor's Conditional Rights or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
4.3    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right and authority, either in its own name or as an attorney-in-fact for Guarantor, to prove its claim in any such proceeding and to take such other steps as may be necessary so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable pursuant to or in satisfaction of any of the Guarantor's Conditional Rights. Guarantor hereby assigns any and all such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against any of the Guarantor's Conditional Rights, then, upon payment and performance in full of the Indebtedness and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to

Lender with respect to, or in satisfaction of; such Guarantor's Conditional Rights have contributed toward the liquidation of the Guaranteed Obligations and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have remained unpaid had Lender not received such dividends or payments upon the Guarantor's Conditional Rights.
4.4    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty on account of any of the Guarantor's Conditional Rights and either (i) such amount is paid to Guarantor at any time when any part of the Indebtedness or the Guaranteed Obligations shall not have been paid or performed in full or, (ii) regardless of when such amount is paid to Guarantor, any payment made by, or on behalf of, Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (such payment, a "Preferential Payment"), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Indebtedness or the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Article 4 shall not be enforceable, Guarantor agrees that until such time as the Indebtedness and the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment, all of the Guarantor's Conditional Rights, to the extent not validly waived, shall be subordinate to Lender's right to full payment and performance of the Indebtedness and the Guaranteed Obligations and Guarantor shall not enforce any of the Guarantor's Conditional Rights during such period.
ARTICLE 5

MISCELLANEOUS
5.1    Lender's Benefit; No Impairment of Loan Documents. This Guaranty is for the benefit of Lender and its successors and assigns and nothing contained herein shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. Lender and its successors and assigns shall have the right to assign, in whole or in part, this Guaranty and the other Loan Documents to any Person and to participate all or any portion of the Loan, including, without limitation, any servicer or trustee in connection with a Securitization.
5.2    Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and its heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of the Loan Agreement and this Guaranty.
5.3    Borrower. The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of or by Borrower or any interest in Borrower.

5.4    Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay to Lender any and all out-of-pocket costs and expenses (including court costs and reasonable attorneys' fees and expenses) incurred by Lender in connection with the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
5.5    Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Indebtedness or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense (other than the defense of timely payment) of any kind or nature which Guarantor has or may hereafter have against Borrower or Lender shall be available hereunder to Guarantor.
5.6    PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL. PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.
5.7    No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
5.8    Separate Remedies. Each and all of Lender's rights and remedies under this Guaranty and each of the other Loan Documents are intended to be distinct, separate and cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Lender.
5.9    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5.10    Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words "hereof," "herein," "hereby," "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.
5.11    Headings. The Section headings in this Guaranty are included in this Guaranty far convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.
5.12    Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.
5.13    Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
5.14    Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Guaranty, as the case may be, in a written notice to the other parties to this Guaranty in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:	Wells Fargo Bank, as Trustee on behalf of the Registered Holders of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20
c/o Berkadia Commercial Mortgage LLC
118 Welsh Road
Horsham, Pennsylvania 19044
Attention: Client Relations Manager
Loan No. 01-0085535

If to Guarantor:    c/o American Realty Capital
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: Jesse C. Galloway, Esq.

5.15    GOVERNING LAW.

(a)    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. GUARANTOR HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
5.16    TRIAL BY JURY. GUARANTOR, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.
5.17    Brokers and Financial Advisors. Guarantor hereby represents that none of Borrower, Guarantor or any of their respective affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents. Guarantor agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Guarantor or any of their respective affiliates in connection with the transactions contemplated in this Guaranty and/or the other Loan Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty and the repayment of the Indebtedness.
5.18    Joint and Several Liability. The obligations and liabilities of each Guarantor hereunder are joint and several.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.
GUARANTOR:

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC., a Maryland corporation

By: /s/ Nicholas Radesca
Name: Nicholas Radesca
Title: Interim CFO

AMERICAN REALTY CAPITAL RETAIL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital – Retail Centers of America, Inc., a Maryland corporation, its General Partner

By: /s/ Nicholas Radesca
Name: Nicholas Radesca
Title: Interim CFO